CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference and use of our report, dated November 16, 2000, on the consolidated financial statements of MFB Corp., which is incorporated by reference in MFB Corp.'s Annual Report on Form 10-K for the year ended September 30, 2000, in MFB Corp.'s Registration Statements on Form S-8 (Registration No. 33-84340 and Registration No. 333-47891).


                                               /s/ Crowe, Chizek and Company LLP
                                               ---------------------------------
                                               Crowe, Chizek and Company LLP


South Bend, Indiana
December 21, 2000